TARRYTOWN SUBLEASE AGREEMENT
                          ----------------------------

     THIS AGREEMENT, made as of the 19th day of October, 1994, between UNION CARBIDE CORPORATION, a New York corporation having offices at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 (hereinafter called "Landlord"), and CADUS PHARMACEUTICALS CORPORATION, a New York corporation having offices at 180 Varick Street, New York, New York 10014-4606 (hereinafter called "Tenant"),

                                  WITNESSETH:
                                  -----------

     WHEREAS, by lease dated December 31, 1985, as modified by amendments dated February 28, 1986, August 1, 1986, March 21, 1988, August 1, 1988, September 25, 1990, February 28, 1991 and September 1, 1991 (said lease, as amended, being hereinafter called the "Prime Lease"), Landlord has leased from Keren Limited Partnership (hereinafter called the "Overlandlord") certain space within the real property of Overlandlord situated along Saw Mill River Road, partly in the Town of Greenburgh and partly in the Town of Mount Pleasant, County of Westchester and State of New York, as more particularly identified in the Prime Lease (hereinafter called the "Site"); and

     WHEREAS, Tenant wishes to sublease from Landlord certain office and laboratory space, consisting of approximately 18,400 rentable square feet of laboratory/office space in the "Spine 215" level (hereinafter called the "Lab Space"), which units of Lab Space are more particularly outlined in Exhibit A-1 attached hereto and made a part hereof, said units of space being situated in the Spine Building located upon the Site, as more particularly identified in Exhibit A-2 attached hereto (hereinafter called the "Spine Building"); and

     WHEREAS, Landlord is willing to sublease part or all of the Premises to Tenant upon the terms and conditions as set forth below;

     NOW, THEREFORE, in consideration of the rents reserved hereunder and the mutual undertakings hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:


ARTICLE 1 - LEASED PREMISES
- ---------------------------
     1.1 Landlord hereby subleases to Tenant and Tenant hereby takes and hires from Landlord, upon and subject to the terms, covenants, conditions and provisions of this Agreement, the Lab Space (hereinafter called the "Premises") effective as of the Commencement Date, together with the right to use, in common with Landlord and other tenants of the Site, at Tenant's sole risk, (i) access roads, sidewalks and parking areas adjoining the Spine Building; (ii) lobby, stairways, elevators, hallways, loading docks, lavatories, and other common areas of the Spine Building; and
(iii) a hallway for access from the front of the Premises to the main stairway of the Spine Building. Any exercise of the aforesaid use rights shall be subject to the provisions of Article 12 as though such facilities were part of the Premises, and to any reasonable and non-discriminatory rules, regulations or restrictions promulgated from time to time by Landlord for the safety, security, convenience and operation of the Spine Building or the Site.

     1.2 Tenant's rights to the possession, occupation and use of the Premises shall be subject to Landlord's exception and reservation from the Premises of access and other necessary rights to operate, maintain and repair any utility or building systems servicing the Spine Building, whether now existing or hereafter installed upon the Premises, including without limitation the right to maintain, repair, replace, change the size of and remove the same; provided, however, that in exercising any such rights Landlord shall not unreasonably interfere with Tenant's use of the Premises and Landlord shall repair and replace the Premises to substantially the same condition existing prior to any exercise of Landlord's rights.

     1.3 Landlord represents to Tenant that the Prime Lease is in full force and effect. This lease is conditioned upon Overlandlord's delivering to Tenant its consent to this sublease and to the initial alteration work described in Exhibit B attached hereto, which consent shall be provided within thirty (30) days of the execution of this lease.


ARTICLE 2 - TERM OF LEASE
- -------------------------
     2.1 The term of this Agreement shall be for a period of approximately three
(3) years commencing on the later to occur of (i) January 1, 1995, or (ii) the substantial completion of Tenant alterations to be constructed in the Premises as referenced in Article 6.3 (hereinafter called the "Commencement Date"), and shall expire on December 30, 1997, unless it is sooner terminated as otherwise provided herein. Prior to said Commencement Date, Tenant shall have the right to use any part of the Premises from which Landlord has removed its equipment, provided that any such use shall be subject to all of the terms, covenants, conditions and provisions of this Agreement, except that Tenant shall not be obligated to pay rent.


ARTICLE 3 - RENT
- ----------------

     3.1 Tenant shall pay to Landlord without notice or demand, in advance on the first day of each calendar month during the term hereof, without any setoff, counterclaim or deduction for any reason whatsoever, rent in the amount of Forty Two Thousand Nine Hundred Thirty Three and 33/100ths Dollars ($42,933.33) per month. Notwithstanding the aforesaid, it is understood and agreed by the parties hereto that the Tenant shall not be obligated to pay rent for the first four (4) months of the lease term which shall be designated as the free rent period.

     3.2 Upon the execution hereof, Tenant shall deliver to Landlord the first month's rent for the fifth month of the term hereof together with an irrevocable letter of credit in favor of Landlord drawn on a reputable financial institution reasonably satisfactory to Landlord in the amount of forty thousand dollars ($40,000) as security for Tenant's full and faithful performance of its obligations under this Lease. In the event that Tenant fails to fulfill any such obligations, Landlord shall have the right to apply any or part of said irrevocable letter of credit against such obligation. Promptly upon Landlord's demand, Tenant shall furnish further security reasonably acceptable to Landlord which may be necessary in order to replenish any part of the aforesaid irrevocable letter of credit so applied by Landlord. Upon the expiration of this Agreement, and provided Tenant has fulfilled all of its obligations under this Agreement, Landlord shall return to Tenant the irrevocable letter of credit, without interest, less any deductions heretofore made hereunder.

ARTICLE 4 - USE
- ---------------
     4.1 Tenant may use and occupy the Premises for executive and sales office and pharmaceutical development purposes, and for any other lawful purpose incidental thereto, but for no other purpose. Notwithstanding the aforesaid, in no event shall Tenant (i) bring or use any human pathogenic, self-replicating viruses on the Premises (including, but not limited to, the live AIDS virus) or perform any confirmatory or conclusory testing of any drugs or other substances containing such viruses in connection therewith; (ii) keep any animals upon the Premises except in appropriate facilities for laboratory mice (not exceeding 2000 mice at anytime) in compliance with all governmental requirements; or (iii) perform any work classified as more hazardous than NIH Biohazard Level 2 or without full compliance with applicable National Institutes of Health and Center for Disease Control (Atlanta) guidelines and recommended safeguards. Tenant shall not cause or permit any dangerous, harmful or unhealthful condition or nuisance to arise or be maintained in, at or on the Premises.

     4.2 In its occupation and use of the Premises, Tenant shall comply fully with all applicable local, State and Federal laws, ordinances, orders, directives, rules and regulations. Tenant shall not by reason of its use of the Premises at any time throughout the term of this Agreement violate or cause to be violated any laws, ordinances, orders, directives or rules or regulations of any local, State or Federal authorities having jurisdiction thereof and the reasonable rules and regulations of the carriers insuring the Premises, or the Board of Fire Underwriters or their equivalent, and such compliance and observation shall be at Tenant's sole cost and expense. Tenant shall indemnify and hold harmless Landlord from any claims, damages, loss, liability and obligation due to any violation of this Article 4.2.

     4.3 Tenant shall not produce, generate, emit, treat, recycle, store or dispose of any hazardous or toxic materials, substances or wastes upon the Premises except where the generation or storage of such materials is conducted in accordance with all applicable local, State and Federal requirements; provided, however, that any hazardous wastes shall not be stored upon the Premises for more than ninety (90) days in any instance so that Tenant shall remain a ninety (90) days exempt generator. Landlord and tenant confirm that radioactive waste, commonly used in biological laboratories, may be stored on the premises for more than ninety (90) days.

     4.4 Tenant shall not dispose through the Site sewage system any hazardous or toxic substances, materials or wastes, as determined pursuant to Federal, State or local statutes, ordinances, regulations or restrictions, which violate any governmental restrictions imposed upon Landlord's sewage discharge or which Landlord or Overlandlord reasonably determines to be harmful to the Site sewage system. In any event, Tenant shall not dispose of any wastes in the Site sewer system, except in accordance with the restrictions and limitations set forth in Wastewater Discharge Permit No. 3927 dated May 15, 1987, issued by the County of Westchester Department of Environmental Facilities, and any amendments, modifications and replacements thereof.

     4.5 Tenant shall not produce any toxic chemicals for commercial purposes upon the Premises and shall maintain in place at all times such procedures as may be required to remove from the Premises any toxic chemicals produced thereon in a manner which complies with all applicable governmental laws, ordinances and regulations.

     4.6 In its occupation and use of the Premises, Tenant shall comply at a minimum with any health, safety or operating regulations imposed by Landlord with respect to the Spine Building and other areas of the Site under Landlord's control. Tenant shall be solely and exclusively liable to obtain any and all Federal, State and local operating, use and/or business permits necessary for its use of the Premises.

     4.7 Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days a week, subject to Landlord's reserved rights (i) to require appropriate identification, including the wearing or possession of prescribed identification badges, at all times by employees, agents, contractors and invitees of Tenant upon the Premises; and (ii) to impose such other security measures as may be reasonably appropriate. Notwithstanding the aforesaid, Tenant shall remain solely and exclusively liable for the security and protection of any property, including confidential information and data, located upon the Premises and Landlord shall instruct its employees to respect the same; provided, however, that the parties shall cooperate to maintain security and confidentiality within the Spine Building.

ARTICLE 5 - REPAIRS AND MAINTENANCE
- -----------------------------------
     5.1 Tenant shall take good care of the Premises and, at its sole cost and expense, shall keep and maintain the interior of the Premises in a clean and orderly condition and perform all reasonably necessary or required maintenance and repairs thereto, except to the extent any condition is caused by the willful act or gross negligence of Landlord. Tenant shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Premises, or any overloading of the floors of the Premises beyond 150 pounds per usable square foot.

     5.2 Except with respect to any damage or destruction arising out of the negligence or willful misconduct of Tenant, its employees, agents or contractors, Landlord shall make or cause Overlandlord to make all necessary repairs to the Premises and any Site utility systems servicing the same and shall perform any necessary snow removal.


ARTICLE 6 - ALTERATIONS
- -----------------------
     6.1 Tenant shall not make, or permit to be made, any alterations, additions, installations, substitutions or improvements of a structural, mechanical, electrical or plumbing nature (hereinafter collectively called the "Alterations") in or to the Premises without on each occasion first obtaining the prior written consent of Landlord and Overlandlord, except for (a) non-structural changes, not exceeding Four Thousand Dollars ($4,000.00) in any instance, which will not reduce the value of the Spine Building, adversely affect any utility systems, or impair the Spine Building structural integrity, and (b) addition of trade fixtures and equipment which do not damage the Premises. In performing any work upon the Premises, Tenant shall comply with all governmental requirements and shall cause its contractors to maintain builder's risk insurance and such other insurance (including, without limitation, worker's compensation insurance) as is then customarily maintained for such work, all with insurers licensed by the State of New York. Landlord shall not unreasonably withhold its consent to any nonstructural Alterations as to which its consent is required. In the event Landlord's consent is required for any Alterations hereunder, Landlord shall advise Tenant of its determination within thirty (30) days after receipt of detailed construction drawings and specifications prepared by Tenant outlining the requested Alteration.

     6.2 Any Alterations to the Premises performed pursuant to Article 6.1 shall become part of the Premises and shall not be removed or subsequently altered; provided, however, that Tenant shall retain title to, including the right, subject to the provisions of Article 8.2, to remove from the Premises at any time during the term hereof, any such trade fixtures or equipment installed by and used in Tenant's business which are not necessary for the structural integrity of the Spine Building or the operation of the building utility systems. For any Alterations for which Tenant has requested Landlord's consent hereunder, at the time of granting such consent Landlord may require as a condition of such consent that such Alteration shall be removed from the Premises prior to the expiration of the Term by Tenant at Tenant's sole expense, subject to the provisions of Article 8.2.

     6.3 Landlord hereby acknowledges and approves Tenant's initial alteration work as outlined in Exhibit B. The Landlord's maximum contribution toward the total cost of this work will be $130,000 which amount shall be paid to Tenant promptly following receipt of an invoice for such completed work together with satisfactory evidence of payment. No further contribution would be made by Landlord beyond $130,000.


ARTICLE 7 - SERVICES AND TAXES
- ------------------------------
     7.1 Landlord shall cause Overlandlord to provide from 8 a.m. to 5 p.m., Monday through Friday, except Site holidays, heat, ventilation, air conditioning, electricity, water, compressed air and distilled water (hereinafter individually and collectively called the "Services") to the Lab Space, and heat, ventilation and air conditioning at other times as may be necessary for laboratory or development work at the then current rates being charged to Landlord without any additional commission or service charges. Landlord represents that there is an air exchange in the lab space twelve times per hour during normal business hours and four times per hour otherwise. Electricity furnished to the Lab Space shall be sufficient for normal lighting and operation of light office and laboratory equipment, and in the event that Tenant uses any equipment that Landlord reasonably believes constitutes a heavier than normal usage of electricity or otherwise consumes an excessive amount of electricity on a sustained basis, Landlord shall have the right to increase the rent paid by Tenant to reflect any such increased power consumption as determined by a consultant mutually acceptable to Landlord and Tenant, and to adjust such increase periodically in proportion to any electric rate increases.

     7.2 Landlord will provide the Services solely in conjunction with the demise of the Premises and as necessary in order to permit Tenant to enjoy the full use and occupation thereof. Tenant shall not make available or resell any Services delivered hereunder to any other party (except to any permitted sublessee). The Services provided by Landlord shall not be deemed evidence that it is operating or holding itself out as a public utility or that it will make available the Services to any other party, other than a permitted sublessee of Tenant.

     7.3 Landlord shall not be liable to Tenant for any claims, damages, loss or liability due to (i) Landlord's inability or failure to furnish any of the Services on account of any force majeure occurrence as described in Article 21.1, (ii) any failure of Overlandlord's utility suppliers to provide adequate and reliable service which affects Landlord's ability to provide any of the Services, or (iii) any inability, interruption or curtailment of any of the Services due to equipment, labor or other problems which do not arise out of the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. In no event shall Landlord be liable to Tenant for any special, indirect, incidental or consequential damages due to any inability, interruption or curtailment of any of the Services. Notwithstanding any other provisions contained herein, in the event any of the Services defined in Article 7.1 to be provided to the Premises are discontinued at any time during the term hereof, for a period of three (3) consecutive business days, and such discontinuance did not result from the negligence or willful acts of Tenant, its employees, agents, contractors or invitees, then Rent shall be abated for that part of the Premises rendered unusable due to such discontinuance, commencing with the date such discontinuance began until the day that the particular Service is restored and if such discontinuance shall continue for thirty (30) days, Tenant may terminate this Agreement.

     7.4 Tenant shall reimburse Landlord, as they become due, for any taxes, excises or other governmental impositions payable by Landlord (other than income taxes of Landlord imposed upon Landlord's income or net income, or transfer taxes) which arise due to any payments of rent, additional rent or other amounts made hereunder.

     7.5 Tenant shall pay and discharge when due all income, business, Social Security and other taxes, levies, impositions and contributions required by any Federal, State or local authority applicable to Tenant's business conducted upon the Premises. Tenant shall indemnify and hold harmless Landlord from any liability for such taxes, levies, impositions and contributions.

     7.6 All payments required to be made by Tenant to Landlord under this
Article 7 shall be payable as additional rent within ten (10) days after written demand therefor and shall be payable even though the term hereof (including any extensions) has expired.


ARTICLE 8 - TERMINATION OF LEASE
- --------------------------------
     8.1 At the expiration or earlier termination of the term hereof, Tenant shall promptly vacate and yield up the Premises, broom clean and in the same condition of order and repair in which they are required to be kept throughout the term hereof, reasonable wear and tear excepted.

     8.2 Prior to the date of expiration of the Term of this Agreement or the date of termination as otherwise provided herein, Tenant shall remove all personal property and any trade fixtures or equipment belonging to Tenant which it is permitted to remove, or Alterations which it is required to remove, pursuant to Article 6.2; provided, however, that in performing such work Tenant shall not impair the structural integrity or the utility systems of the Spine Building and that in each instance Tenant repairs any damages to the Premises due to the installation or removal of such property. Any trade fixtures, equipment or other property of Tenant remaining upon the Premises at the expiration or termination of this Agreement shall be deemed abandoned and may be removed or otherwise disposed of by Landlord without any notice or liability or obligation to Tenant, but Tenant shall remain liable to reimburse Landlord for the cost of performing any such work.

     8.3 Anything to the contrary contained herein notwithstanding, upon the expiration or other termination of this Agreement, Tenant shall remain liable at its sole expense: (i) to make any repairs to the Premises as required hereunder,
(ii) to remove and dispose of properly any waste or other debris if and to the extent required hereunder, and (iii) to eliminate any nuisances or dangerous, harmful or unhealthful conditions arising out of Tenant's use of the Premises or the removal of any property therefrom. In the event that Tenant does not promptly perform any such work as requested by Landlord, Tenant shall be liable to reimburse Landlord the cost of so doing.

     8.4 Upon the termination of this Agreement, Tenant shall deliver to Landlord a certificate executed by Tenant's chief executive officer confirming that Tenant has performed all necessary or appropriate decontamination procedures upon the Premises pursuant to the requirements of any and all Federal, State and local governmental entities having jurisdiction over the Premises, so that it will be fit for general use and occupancy without any exposure to conditions which could constitute a danger, threat or hazard of bodily injury, sickness or disease; provided, however, that during the term of this Agreement and after the termination hereof, Tenant shall not be held liable for any environmental conditions in the Premises that are not in compliance with the requirements of any and all Federal, State or local governmental entities that did not arise from the acts, omissions or negligence of Tenant or its employees, contractors, agents, licensees or invitees.

     8.5 The preceding provisions of this Article 8 shall be of no effect and Tenant shall have no obligation thereunder or under Article 6.2 if Tenant continues in occupancy following the expiration or termination of this Agreement, pursuant to a lease with Overlandlord.


ARTICLE 9 - SIGNS AND PROPERTY LOSS
- -----------------------------------
     9.1 Tenant may, subject to the prior written consent of the Landlord (which consent shall not be unreasonably withheld) and Overlandlord, install, at Tenant's own cost and expense, such signs as it may require to identify Tenant's occupancy of the Premises. Tenant shall be responsible to repair any damage to the Premises caused by such installation, and Tenant shall remove such signs at the expiration or other termination of the term hereof and repair any damage caused by such removal. Tenant shall fully comply with all requirements of law pertaining to installation and use of such signs.

     9.2 In no event shall Landlord be liable for any loss, theft, or destruction of any property located upon the Premises or any bodily injury, death, sickness or disease of any employees, agents, contractors or invitees of Tenant from any cause whatsoever, including without limitation, the leakage or escape of any steam, electricity, gas, water, sewage, compressed air or other utility service, the state of repair of the Site, the Spine Building or the Premises or any latent defect therein; and Tenant shall release and indemnify and hold harmless Landlord from all claims, damages, losses and liability of Tenant and its employees, agents, contractors and invitees on account of such matters, unless such matters are due to the unlawful act or gross negligence of Landlord.


ARTICLE 10 - INSPECTION BY LANDLORD
- -----------------------------------
     10.1 During normal business hours upon reasonable prior notice and with supervision by Tenant, and at any time in the event of emergency, Tenant shall permit Landlord and Overlandlord and the agents and contractors of Landlord and Overlandlord to enter the Premises for the purpose of (i) inspecting the same;
(ii) showing the Premises to any prospective tenants or purchasers; or (iii) performing any work as provided under Article 10.2.

     10.2 Landlord, on behalf of itself and Overlandlord, reserves the right at any time upon reasonable prior notice (and without notice in the event of emergency) to enter upon the Premises and to make any necessary repairs thereto, including without limitation any repairs to steam or utility lines, to maintain a fire watch for insurance purposes or to take any other actions as may be necessary or appropriate to eliminate any nuisances or any dangerous, harmful or unhealthful conditions existing thereon. The reservation of such rights shall not be deemed to be an acknowledgment of or imply any duty or obligation on the part of Landlord to perform any such actions, except where the obligation to do so is otherwise specifically set forth herein. Tenant shall be solely responsible for the maintenance and upkeep of the Premises.

ARTICLE 11 - ASSIGNMENT AND SUB-LETTING
- -------------------------------------
     11.1 Tenant shall not assign this Agreement, sublet all or any part of the Premises or grant any licenses or other third-party rights in or to the Premises, without the prior written consent of Landlord and Overlandlord. Any such assignment, sublease, license or other agreement made without such consent shall be void. Landlord's consent to any assignment or subletting of this Agreement shall not be unreasonably withheld or delayed.

     11.2 Notwithstanding the provisions of Article 11.1, Tenant shall have the right, without Landlord's consent, to assign or sublet all or part of its interest in this Sublease Agreement to any entity that acquires all or substantially all of the assets of Tenant as a result of a consolidation or merger or sale of assets or sale or exchange of stock, or to any affiliate of Tenant, provided that such entity shall assume in writing all of Tenant's obligations under this Lease Agreement. Notwithstanding any such assignment or sublease to any such entity, Tenant shall not be released from, and shall continue to perform, all obligations imposed upon Tenant under this Lease Agreement.


ARTICLE 12 - INDEMNIFICATION AND INSURANCE
- ------------------------------------------
     12.1 Tenant hereby releases and shall indemnify and hold harmless Landlord from all claims, damages, loss and liability, including reasonable attorneys' fees, on account of any bodily injury, sickness, disease, death, property damage, contamination, pollution or environmental damage or condition arising out of the occupation, operation or use of the Premises or the adjoining streets, access roads, parking areas, passageways, loading docks, or any other part of the Site by Tenant, its employees, agents, contractors, customers or invitees; excepting where such damage, loss or liability arises from the negligence of Landlord.

     12.2 It is understood that Tenant shall be responsible for obtaining or maintaining insurance coverage for any personal property or fixtures maintained upon the Premises. Tenant shall release and indemnify and hold harmless Landlord and Overlandlord from any claims, damages, loss or liability arising as a result of damage or destruction to such property or fixtures in the event of a fire or other occurrence or any other condition now existing or hereafter arising upon the Premises. Landlord and Tenant shall obtain from its insurance carriers a waiver of the right of subrogation against the other party for any loss or damage by fire or any other cause within the scope of said fire and extended coverage insurance policies. If after using its best efforts, either party is unable to obtain a waiver of subrogation from any of its insurers, it shall give written notice thereof to the other and shall have no further obligation with respect to obtaining a waiver of subrogation with respect to the applicable insurance policy until it is replaced.

     12.3 At its sole cost and expense, Tenant shall maintain and keep in effect throughout the term of this Agreement, insurance against claims for bodily injury (including sickness, disease and death) and property damage occurring upon, in or about the Premises and the adjoining streets, access roads, parking areas and passageways, under policies of comprehensive public liability insurance, including broad form contractual liability and automobile insurance, with limits of not less than THREE MILLION DOLLARS ($3,000,000) per occurrence for one (1) person, THREE MILLION DOLLARS ($3,000,000) per occurrence for two
(2) or more persons, and THREE MILLION DOLLARS ($3,000,000) for property damage. The aforesaid minimum insurance limits shall in no way limit or diminish Tenant's liability to Landlord pursuant to Article 12.1.

     12.4 At its sole cost and expense, Tenant shall maintain and keep in effect during the term hereof worker's compensation and employer's liability insurance in the minimum amounts as required by law.

     12.5 Upon the execution hereof, Tenant shall furnish to Landlord certificates of insurance as evidence of the insurance coverage required under Articles 12.2, 12.3 and 12.4, and each such policy of insurance shall provide that it shall not be amended, modified or canceled, except upon thirty (30) days' prior written notice to Landlord.

     12.6 In no event shall either party be liable to the other for any special, indirect, incidental or consequential damages on account of any default by it under this Agreement or any claims, damages or losses arising out of the possession, occupation, operation or use of the Premises.


ARTICLE 13 - DEFAULT
- --------------------
     13.1 Each of the following shall be deemed a default by Tenant and a breach of this Agreement:

     (a) (i) filing of a petition for adjudication as a bankrupt, or for reorganization, which is not dismissed within ninety (90) days or for an arrangement under any Federal or State statute;

     (ii) dissolution or liquidation of Tenant, without the transfer to and assumption by a financially responsible third-party of this Agreement;

     (iii) appointment of a permanent or temporary receiver or a permanent or temporary trustee of all or substantially all the property of Tenant;

     (iv) taking possession of the property of Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation; and

     (v) making by Tenant of an assignment for the benefit of creditors. If any event mentioned in this subdivision (a) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Agreement upon twenty (20) days' prior written notice to Tenant and this Agreement shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of this Agreement.

     (b) (i) Default in the payment of the rent or additional rent herein reserved or any part thereof for a period of five (5) days after receipt of written notice concerning such default.

     (ii) Default in the performance of any other covenant or condition of this Agreement on the part of Tenant to be performed for a period of twenty (20) days after written notice from Landlord specifying the nature of such default. For purposes of this subdivision (b)(ii), no default on the part of Tenant in performance of work required to be performed or acts to be done shall be deemed to exist if after receipt of the aforesaid notice Tenant diligently takes action to rectify the same and prosecutes such action to completion with reasonable diligence, subject, however, to unavoidable delays.

     13.2 In case of any such default under Article 13.1(b) and at any time thereafter following the expiration of the respective grace periods above-mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Agreement upon a specified date not less than ten (10) days after the date of serving such notice and this Agreement shall expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted and all rent and additional rent applicable to the balance of the term hereof shall thereupon become due and payable subject to reimbursement of the amount of rent collected by Landlord net of reletting costs and expenses during the balance of the term from a subsequent tenant pursuant to Article 13.3. However, a default under Article 13.l(b) shall be deemed waived if such default is cured before the date specified for termination in the notice of termination served on Tenant pursuant to this Article 13.2.

     13.3 In the event this Agreement shall be terminated pursuant to this
Article 13, or by summary proceedings or otherwise, Landlord shall use reasonable efforts to relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the then current term for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. However, in no event shall Landlord be under any obligation to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent reserved in this Agreement.

     13.4 All remedies specified in this Article 13 shall be non-exclusive and Landlord's reliance upon such remedies shall not preclude it from availing itself of any other rights or remedies which it may have at law or in equity.


ARTICLE 14 - FIRE AND CASUALTY
- ------------------------------
     14.1 In the event of any fire or other casualty which damages or destroys less than fifty percent (50%) of the usable area of the Premises, then, upon receipt of insurance proceeds (whether or not the same are sufficient to pay for such repair and reconstruction) by Overlandlord or the denial of liability by its applicable insurer, Landlord shall seek to have Overlandlord to promptly repair and restore the Premises pursuant to the Prime Lease, and the rent and additional rent shall be equitably reduced as to such portion of the Premises which shall be untenantable or unfit for occupancy by Tenant in the conduct of its business, from the date of such destruction until the completion of such repairs and reconstruction.

     14.2 In the event of any fire or other casualty which damages or destroys more than fifty percent (50%) of the usable area of the Premises, or which renders the Premises untenable, inaccessible or unfit for occupancy by Tenant in the conduct of its business, then (i) upon the receipt of insurance proceeds by Overlandlord or the denial of liability by its insurance carrier, Landlord shall seek to have Overlandlord promptly repair and restore the damage, and (ii) if Overlandlord fails or refuses to perform such work, Landlord or Tenant shall have the right to cancel and terminate this Agreement by written notice given to the other party within sixty (60) days after such casualty. If neither Landlord nor Tenant duly exercises such termination right, Landlord and Tenant shall cooperate in good faith to repair and restore such damage or destruction, including, without limitation, obtaining Overlandlord's approval for any repair or restoration work.

     14.3 In the event that any repair or restoration work undertaken pursuant to Article 14.1 or 14.2 cannot be completed within ninety (90) days after the applicable casualty, and provided that (i) the Premises have been rendered substantially untenantable by such casualty, and (ii) said casualty has not arisen out of the willful act or negligence of Tenant, its employees, agents or contractors, then Tenant shall have the right to cancel and terminate this Agreement by written notice given to Landlord within ten (10) days after the expiration of the aforesaid ninety (90) day period.

     14.4 Except as otherwise specifically provided in this Article 14, in no event shall Landlord have any liability or obligation to Tenant with respect to the repair or restoration of the Premises or any other property of Tenant located upon the Premises due to any fire or other occurrence, nor shall any damage to or destruction of the Premises or the Spine Building cause any reduction or abatement of rent or additional rent. In the event this Agreement is canceled pursuant to Article 14.2 or 14.3, then Tenant shall remain obligated promptly to remove or eliminate any nuisance or dangerous, harmful or unhealthful condition then existing on or about the Premises due to its use thereof.


ARTICLE 15 - CONDEMNATION
- -------------------------
     15.1 If due to any condemnation or taking by any public or quasi-public authority or other party having the right of eminent domain, more than fifty percent (50%) or more of the usable area of the Premises is taken, or, if the effect of such taking is to render the Premises untenantable, inaccessible or unfit for occupancy by Tenant in the conduct of its business, then Landlord (including Overlandlord pursuant to the Prime Lease) or Tenant may terminate this Agreement by giving written notice to the other within forty-five (45) days after Landlord and Tenant receive notice of such taking. Rent and additional rent shall be apportioned to the date title vests in the taking authority.

     15.2 In the event of any partial taking which does not cause a termination of this Agreement pursuant to Article 15.1, then the rent and additional rent shall abate in the same proportion that the area of the Premises taken bears to the area of the Premises prior to such condemnation.

     15.3 Subject to the rights of the holder of any first mortgage then encumbering the Spine Building and the cooperation of Overlandlord, Landlord and Tenant shall be entitled to share any separate condemnation award for relocation and moving costs in the same proportion which the respective space taken controlled by each bears to the total rentable area of the Spine Building.


ARTICLE 16 - RELATIONSHIP OF PARTIES
- --------------------------------------
     16.1 The execution of this Agreement shall not be deemed to create a partnership, agency or other business relationship between Landlord and Tenant, other than the tenancy created hereunder, and Tenant shall be solely and exclusively liable for all claims, damages, losses, liabilities and obligations arising out of the conduct of its business upon the Premises, including the payment of all taxes with respect thereto.

ARTICLE 17 - NOTICES
- --------------------
     17.1 Any notices or communications required or permitted hereunder shall be deemed sufficiently given if sent by commercial courier service or United States Postal Service, certified mail, postage prepaid, return receipt requested, to the respective parties at the following addresses:

     if to Landlord:

                          Union Carbide Corporation
                          39 Old Ridgebury Road
                          Danbury, CT 06817-0001
                          Attn: Director, Corporate Real Estate




     with a copy to:

                          Union Carbide Corporation
                          777 Old Saw Mill River Road
                          Tarrytown, NY 10591
                          Attn: Site Administrator
     if to Tenant prior to the Commitment Date:

                          Cadus Pharmaceutical Corporation
                          180 Varick Street
                          New York, NY 10014-4606
                          Attn: President

     if to Tenant after the Commitment Date:

                          Cadus Pharmaceutical Corporation
                          777 Old Saw Mill River Road
                          Tarrytown, NY 10591
                          Attn: President

Either party may change the persons or addresses to which notice or other communications are to be sent to it by giving written notice of any such changes in the manner provided herein for giving notice.


ARTICLE 18- COVENANT AGAINST LIENS: SUBORDINATION
- -------------------------------------------------
     18.1 Tenant shall not encumber, or suffer or permit to be encumbered, the Premises, the Spine Building or the Site by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Agreement in any way whatsoever. The violation of this Article shall be considered a breach of this Agreement. Within thirty (30) days after notice thereof, Tenant shall satisfy or otherwise cause to be removed of record any mechanic's, material men's or other lien or encumbrance filed against the Premises arising out of its occupancy and use thereof.

     18.2 This Agreement shall be subject and subordinate to the Prime Lease and all mortgages, now or hereafter affecting the Spine Building or the underlying land (such lease and all of such mortgages being hereinafter collectively referred to as "Superior Mortgages"). Tenant shall execute and deliver any instrument confirming such subordination which Landlord or the holders of any Superior Mortgages reasonably request. Upon any termination of the Prime Lease, Tenant shall attorn to and recognize Overlandlord as landlord hereunder in accordance with the Non-Disturbance and Attornment Agreement executed by Overlandlord and Tenant attached hereto as Exhibit C.


ARTICLE 19 - CONDITION OF PREMISES
- ----------------------------------
     19.1 Tenant has inspected the Premises and accepts the same "as is," without any reliance upon any representation, warranty or guarantee, either express or implied, by Landlord, its employees or agents as to the condition or state of repair of the Premises, except as set forth in Article 19.3. For all purposes hereunder, the Premises shall include the "Equipment" which consists of all hoods, benches and wall cabinets existing on the date hereof and Landlord shall not remove any of same at the termination of the lease.

     19.2 Except as otherwise specifically set forth herein, LANDLORD MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO THE PREMISES OR ANY PROPERTY OR FIXTURES OF LANDLORD LOCATED THEREON. NO WARRANTY OR GUARANTEE SHALL BE IMPLIED OR OTHERWISE CREATED UNDER THE UNIFORM COMMERCIAL CODE (OTHER THAN THE WARRANTY OF TITLE AS PROVIDED UNDER THE UNIFORM COMMERCIAL
CODE) OR OTHERWISE AS TO THE PREMISES OR ANY PROPERTY OR FIXTURES OF LANDLORD LOCATED UPON THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     19.3 Tenant hereby ratifies and confirms that (i) the Spine Building contains asbestos as more particularly disclosed in Exhibit D attached hereto, and (ii) it is willing to accept and assume any risk of exposure to asbestos by its employees, agents, contractors, customers and invitees while they are in the Premises and/or the Spine Building. Tenant shall have the right to cancel and terminate this Agreement within thirty (30) days from the date hereof upon presentation to Landlord of a certification from a duly qualified consultant that conditions within the Premises or the Building are not within the permissible exposure limits to asbestos of the Federal Occupational Health and Safety Administration.


ARTICLE 20 - TENANT'S AND LANDLORD'S CERTIFICATE
- ------------------------------------------------
     20.1 Tenant shall, at any time and from time to time but not more than twice within any twelve (12) month period, within ten (10) days after Landlord's written request, execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Agreement is in full force and effect, and if modified, stating the modifications and the dates to which the rent and additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Agreement and, if so, specifying each such default of which Tenant may have knowledge. Tenant shall be entitled to receive a similar certificate from Landlord according to the provisions of this Article 20.1, mutatis mutandis.


ARTICLE 21 - FORCE MAJEURE
- --------------------------
     21.1 Except for the obligations of Tenant to pay rent, additional rent and other charges as in this Agreement provided, the period of time during which Landlord or Tenant is prevented from performing any act required to be performed under this Agreement by reason of fire, flood, hurricanes, strikes, lock-outs or other industrial disturbances, explosions, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor, the act of default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, and which event makes performance hereunder commercially impracticable, shall be added to the time for performance of such act.


ARTICLE 22- QUIET ENJOYMENT
- ---------------------------
     22.1 If and so long as Tenant shall pay the rent and additional rent reserved hereunder and shall perform and observe all the material terms, covenants and conditions on the pan of Tenant to be performed and observed, Landlord covenants that Tenant shall lawfully and quietly hold, occupy and enjoy the Premises, subject, however, to the provisions of this Agreement.


ARTICLE 23 - WAIVER
- -------------------
     23.1 No consent or waiver, express or implied, by Landlord to or of any breach or default in the performance by Tenant of Tenant's obligations hereunder shall be deemed or construed to be a consent or waiver of any other breach or default in the performance by Tenant of the same or any other obligations of Tenant hereunder. Failure on the part of Landlord to complain of any act or failure to act of Tenant or to declare Tenant in default, irrespective of how long such act or failure continues, shall not constitute a waiver by Landlord of its rights hereunder.


ARTICLE 24 - BROKERAGE FEES
- ---------------------------
     24.1 Landlord and Tenant each represent and warrant to the other that is has not engaged, employed or otherwise incurred any obligation to any agent, broker or finder with respect to the lease herein contemplated except for Edward
S. Gordon Company, Inc. (the "Broker"). Landlord shall pay and satisfy the commission of Broker pursuant to a separate agreement. Except as otherwise provided, aforesaid, each party shall be liable for and shall indemnify and hold harmless the other from, any claims, damages, loss or liability for any real estate fees or commission or other commissions or other compensations claimed by any third-party due to any dealings with the indemnifying party.

ARTICLE 25 - CAPTIONS
- ---------------------
     25.1 The captions of the Articles of this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE 26 - GOVERNING LAW
- --------------------------
     26.1 The validity, interpretation and performance of this Agreement shall be governed according to the laws of the State of New York applicable to agreements made and to be performed entirely in that state, without reference to any conflict of laws rules or principles.


ARTICLE 27 - SERVICES
- ---------------------
     27.1. Landlord, at its expense, shall furnish janitorial services commensurate with normal office use. Tenant shall reimburse Landlord, promptly upon demand, for any additional expense for janitorial services incurred by Landlord as a result of any neglect or unusual use of the Premises by Tenant.

     27.2. Landlord shall provide to Tenant and its employees, as applicable, those services as set forth in Exhibit E attached hereto (hereinafter called the "Miscellaneous Services"). Within ten (10) days after the presentation of an invoice therefor, Tenant shall reimburse Landlord for the Miscellaneous Services based upon the rates and charges set forth in Exhibit E, but excluding additional commissions or fees. Landlord shall have no liability to Tenant or its employees with respect to the Miscellaneous Services furnished pursuant hereto and Tenant shall indemnify and hold harmless Landlord from any claims or damages of Tenant's employees arising out of their use of any of the Miscellaneous Services. Landlord reserves the right to cancel or terminate any of the Miscellaneous Services at any time upon thirty (30) days' prior written notice, and in such event Landlord shall not be liable to Tenant for any claims of default, partial or constructive eviction or otherwise.

     27.3. Landlord shall not be liable to Tenant for interruption or curtailment of any services to be furnished by Landlord under this Agreement, resulting partly or wholly from any cause beyond Landlord's reasonable control or by reason of repairs to or changes in the Spine Building which Landlord is required to make or deems necessary.


ARTICLE 28 - PARKING
- --------------------
     28.1 Landlord shall provide, at no additional cost to Tenant, the non-exclusive use of 54 parking spaces in the parking lot adjacent to the Spine Building during the Sublease term.


ARTICLE 29 - ENTIRE AGREEMENT
- -----------------------------
     29.1 This Agreement contains all the promises, agreements, conditions and understandings between Landlord and Tenant with respect to the subleasing of the Premises and there are no promises, agreements, conditions or understandings, either written or oral, between them concerning the subleasing of the Premises other than as set forth herein. No amendment, modification or addition to this Agreement shall be effective unless it is contained in a written agreement executed by authorized representatives of both parties.

     29.2 The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        UNION CARBIDE CORPORATION


                                        /s/ J.N. BARTON
                                        -------------------------
                                        J.N. Barton
                                        Director, General Services



                                        CADUS PHARMACEUTICALS CORPORATION


                                        By /s/JEREMY M. LEVIN
                                          -------------------------------
                                        Title: President

                                  EXHIBIT A-1
                                  -----------


                              LANDMARK AT EASTVIEW

                               CADUS FLOOR SPACE
                             DETAILED IN FLOOR PLAN

                            THE LANDMARK AT EASTVIEW
                            ------------------------


                  UNION CARBIDE CHEMICALS & PLASTICS CO., INC.

                                   EXHIBIT A-2

                                    SITE PLAN

                                                                       EXHIBIT B

                            THE LANDMARK AT EASTVIEW

          Landlord's Installation for Cadus Pharmaceutical Corporation

Except as may be otherwise specifically provided, Keren Limited Partnership agrees to and will furnish, install and provide in the demised promises the items of work hereinafter set forth, as per drawing SK-11-15-94. Total cost of the work including labor and materials before any contribution from Keren or Union Carbide shall not exceed $632,000. Keren and Tenant will make a good faith effort to insure that the work will substantially completed by May 1, 1995.

1.      INTERIOR DEMOLITION & REMOVALS BY KEREN

        Includes demolition of cinder block walls on outside (window to window).

2.      INTERIOR PARTITIONS DRYWALL

        Keren will provide 1734 linear feet of drywall partition as noted on drawing. Metal studs will be 16" on center and 5/8" sheet rock taped and spackled on both sides. All partitions to be finished with 4" base, either cover or straight. 50 Linear feet of masonry wall will be provided as noted on drawing Attachment A.

3.      DOORS, FRAMES AND HARDWARE

        All lab doors will be of metal construction, hung metal frames. Office doors will be solid core wood, hung in metal frames. All doors will have latch set, two (2) pair of hinges, one (1) floor or wall stop and silencers. Hardware to be brushed chrome "Best Locking Systems" or equal. Entry door will be glass with aluminum frame and have master-key lock set and surface mounted closer. All doors will be 3'0" x full-height unless otherwise noted on drawings. Dark Room shall receive revolving door as noted. See Attachment B.

4.      PAINTINGS

        All walls will be painted in semi-gloss paint for better cleanability. All trim, columns, doors and bunks will be painted with semi-gloss enamel. Selection will be from pre-mixed Building Standard color chart.

5.      CEILINGS

        16,000 Square feet of mechanically suspended acoustical tile ceilings with 24"x40" lay-in panels, will be installed. Ceiling heights of 9 ft or as high as utilities allow.

6.      FLOORING

        All office areas to receive 400 sq yards of Building Standard carpet. All lab areas to receive 12,400 sq ft of VCT tiles. Selections will be made from Building Standards.

                                                                       EXHIBIT B

7.      LIGHTING

        (250) 2'x4' Fluorescent light fixtures with Prismatic light lenses shall be supplied with ceiling system noted above.

8.      ELECTRICAL OUTLETS AND SWITCHES

        Furnish and install duplex electric wall receptacles in a ratio of one per 150 usable square feet. One light switch will be provided in each room or area as required by code. No computer cable or conduits are to be provided by Landlord. Tenant shall make arrangement for installation. 460V 3-Phase service and 220V service will be installed for Tenant's equipment in all labs. Outlet strips will be installed above all lab bunches. 5 Duplex outlets per 16 ft. Bench minimum. Dedicated GFI 3 bar sinks. Minimum of two duplex outlets per private office or equivalent of two per 150 usable sq ft. Dedicated circuit for Xerox machine, computer network server, coffee maker.

9.      TELEPHONE OUTLETS

        No telephone outlets or conduits are to be provided by Keren. Tenant shall contact telephone company and make arrangements directly to provide the installation required.

10.     WINDOW TREATMENT

        (45) Riviera by Lavelor (or equal 1" slat) slimline tapeless blinds will be provided at all exterior windows in a uniform color throughout the building. No substitution from Building Standard will be permitted.

11.     HEATING, VENTILATION AND AIR CONDITIONING

        Keren shall furnish and install a complete heating, ventilation and air conditioning system with standard appropriate to a first class office building. HVAC system will maintain negative pressure in all labs with twelve (12) air changes per hour. All exhaust hoods will be installed and vented as shown on drawing.

12.     PLUMBING

        Each 16 ft bunch has 2 gas ports and 1 vacuum port. Restroom should be handicap accessible. Water is hot/cold. Keren shall be responsible for the installation and arrangement of all piping according to drawing, including all necessary utilities required for bench top operations, autoclaves and glass washing equipment. Total of 16 sinks shall be supplied and installed including 1 water closet in rest room, 1 darkroom type sink, 3 barsinks, safety showers/eyewash, DI water at lab sinks.

13.     FIRE ALARM

        An Edwards Fire Alarm System will be installed. This system will tie into Owner's Security Office for 24 hour a day monitoring. System shall include pull station at each exit door, smoke detectors and emergency lights throughout area, per Fire Code. Exit signs, fire extinguishers as required by code.

                                                                       EXHIBIT B

14.     CASEWORK

        532 Linear feet of casework shall be installed according to drawing. 583 Linear feet of plastic laminate bench tops will be provided throughout lab area. 63 ft of soapstone tops will be installed only in the chemistry area. 646 Linear feet of shelving will be supplied and installed as noted. A total of 7 chemical hoods will be installed and vented to outdoors. Casework painted. Sinks are deep flat bottomed lab sinks. Bar sinks are stainless steel.

15.     ENVIRONMENTAL ROOMS

        2 Cold rooms will be supplied by Tenant and installed by Keren including all equipment for proper operation (plumbing and electric).

16.     GLASS WINDOW WALLS

        A total of 200 sq ft of viewing windows will be provide by Keren as noted on drawing. 1/4" safety laminated glass is minimum standard.

17.     EXTERIOR AND PUBLIC AREAS

        To the extent that the exterior of the building, the public areas thereof, via lobby, elevator, corridors, grounds parking area and walkways have been finished. Keren will maintain at Site standards.

18.     SUBSTITUTIONS

        Tenant may, at its option, specify a substitution of any Building Standard item (except air conditioning or venetian blinds) for work provided for (a) such substituted item is available; (b) no delay results from such substitution; and (c) substitute item shall be of a like nature and of equal or lesser cost and same quality than that for which it is substituted. Tenant shall pay Keren the charges for such substitute items which is in excess of such items included in Keren's work. The cost to Tenant for such substitution shall be Keren's charge for the substituted item less a credit for which such as made, based on Keren's field supervision and field overhead in the handling of the substitution.

        Tenant may also request Keren to omit the installation of any item not theretofore installed provided such omission shall not delay Keren's work; Keren shall not thereafter be obligated to install the same. Tenant shall not be entitled to any credit for any such Building Standard items not utilized against any additional item or any additional item or any item of a different kind of character. There shall be no cash credits.

19.     ASBESTOS

        Any asbestos removal required by this construction will be handled by Keren and the cost is included.

                                                                       EXHIBIT B

                                   ATTACHMENT

A. All laboratories and CEO office to have full height partitions. Include acoustic insulation and perimeter acoustic sealant at CEO offices and board room. Include blocking as required for support of wall cabinets and wall-hung shelving standards. Include drywall partitions at exterior wall beneath strip windows; provide a typical detail for this condition.

B. Provide mortise type locksets; lever handles as required by ADA. Provide fire labels on doors and frames as required by Code. Provide closets at all labeled doors, and as required by Cadus. Include closets on main entry doors. I would suggest closer on lab doors as well (active leafs only; provide flush bolts for inactive doors).

        Light tight seals on darkroom door.

        Special door pair at main entrance.  Glass doors.

        Door at entrance to lab from office should be 1-1/2 glass door.

        Doors at entrance to specific laboratories should be 1-1/2 metal w/windows.

        Double metal doors at freight elevators.

        Doors to private offices should have locksets.

                                                                       EXHIBIT B

BLOCKWALL (MASONRY WALL)                          50 LINEAR FEET

DRYWALL                                         1734   "      "

BENCH                                           530    "      "

COUNTER TOP                                     646    "      " (583' OF PLASTIC
                                                         LAMINATE 63' SOAPSTONE)

SHELVING                                        646    "      "

CEILING                                         16,000 SQ FEET 2X4 ACOUSTICAL

LIGHTING                                        250 2X4 FIXTURES

DOORS                                           13 WOOD DOORS W/FRAME

                                                16 METAL "     "

                                                14 DOUBLE "    "

                                                 1 DARKROOM

                                                 1 ENTRANCE GLASS

                                                 1 1/2 GLASS DOOR

LOCKS                                           18 KEYED

                                                26 PASSAGE

SINKS                                           16 SINKS

HOODS                                            7 HOODS CHEMICAL

HANDICAP TOILET                                  1 REQ'D S/SINK

ENVIRONMENTAL ROOMS                              2 REQUIRED

FLOORING                                         VINYL COMPOSITION TILE
                                                 12,400 SQ FT REQ'D

CARPET                                           400 SQ YDS REQ'D

GLASS WINDOW WALLS                               200 SQ FT

SMOKE DETECTORS                                  AS REQUIRED BY CODE

EMERGENCY LIGHTS                                   "             "

FIRE ALARMS                                        "             "

EXIT LIGHTS                                        "             "

                                                                       EXHIBIT B

                                   LANDLORD:

                                   KEREN LIMITED PARTNERSHIP

                                   By: Keren Management Limited Partnership
                                       By: Keren Developments Inc.


                                       By:  /s/ James F. Brierley
                                            -------------------------------
                                            Name: James F. Brierley
                                            Title: Executive Vice President

                                       TENANT:

                                       CADUS PHARMACEUTICALS, INC.

                                       By:  /s/ Philip N. Sussman
                                            ----------------------------------
                                            Name: Philip N. Sussman
                                            Title: Vice President of Corporate
                                                   Development

                                    EXHIBIT C

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

        THIS AGREEMENT, made and entered into as of this _____ day of _________, _________, by and among Keren Limited Partnership, a Delaware limited partnership, having offices at 777 Old Saw Mill River Road, Tarrytown, NY 10591 ("Overlandlord"), and Cadus Pharmaceuticals Corporation, a New York corporation, having offices at 777 Old Saw Mill River Road, Tarrytown, NY 10591 ("Tenant").

                                   WITNESSETH:

        WHEREAS, Overlandlord is the owner of certain real property and improvements thereon described in Schedule A attached hereto (the "Property") which has been leased to Union Carbide Corporation, a New York Corporation ("Landlord") pursuant to a certain lease, dated December 31, 1985, as modified, which expires 31, 1997 (the "Prime Lease"); and

        WHEREAS, Landlord and Tenant entered into that certain lease agreement dated as of October 19, 1994 (the "Lease"), with respect to certain premises (the "Premises") which are part of the Property, all as more particularly set forth in said Lease, a true and complete copy of which Lease has been delivered to the Overlandlord; and

        WHEREAS, the Prime Lease is prior in lien to the estate created by the Lease and prior to all right, title and interest of Tenant thereto and thereunder; and

        WHEREAS, Tenant has requested that Overlandlord give certain assurances that Tenant's possession of the Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of termination of the Prime Lease and/or eviction of Landlord from the Property; and

        WHEREAS, Overlandlord is willing to provide such assurances to Tenant upon and subject to the terms and conditions of this Agreement;

        NOW THEREFORE, in consideration of the premises, the mutual covenant of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

        1. The Lease is and shall at all times hereafter be subject and subordinate in all respects to the Prime Lease and to all amendments, renewals, modifications, substitutions, consolidations and extensions thereof.

        2. So long as Tenant is not in default, beyond any applicable notice, grace or cure period in the payment of rent, additional rent or other charges, or in the performance of any of the material terms, covenants or conditions of the Lease.

               (a) Tenant shall not be joined as a party defendant in any action (unless required by applicable law) that may be commenced by Overlandlord in the event of default under the Prime Lease;

               (b) Tenant shall not be evicted from the Premises;

               (c) Tenant's leasehold estate under the Lease shall not be terminated or disturbed; and

               (d) none of Tenant's rights under the Lease shall be diminished, nor shall any of Tenant's obligations under the Lease be increased by reason of the subordination of the Lease to the Prime Lease.

        3. If Overlandlord (or any successor or assign in interest to Overlandlord) shall succeed to the rights of the Landlord under the Lease, whether through possession, surrender, assignment, judicial action, eviction action or otherwise, Tenant will attorn to and recognize such successor as Tenant's landlord. Provided Tenant is not in default in the payment of rent, additional rent, or other charges or in the performance of any of the material terms, covenants, or conditions of the Lease, after the expiration of any notice, grace or cure period provided in the Lease, the successor landlord will, from and after succeeding to the rights of the Landlord, assume the obligations of the Landlord under the Lease, subject to the provisions of paragraph 4 hereof, and accept such attornment and recognize Tenant's rights of possession and use of the Premises in accordance with the provisions of the Lease, and, such assumption and attornment shall be self-operative without further evidence of such attornment and acceptance, and Tenant shall be bound by and shall comply with all the terms, provisions, covenants and obligations contained in the Lease on Tenant's part to be performed.

     4. In addition to and not in lieu of all provisions of this Agreement, Overlandlord (except as successor landlord) shall:

               (a) have no liability for any default by Landlord under the Lease prior to date that the Overlandlord (or such successor, assignee, or purchaser) shall have succeeded to the rights of Landlord under the Lease;

               (b) not be subject to any offsets or defenses which Tenant might have against Landlord; and

               (c) not be bound by any payment of rent for more than one month in advance which Tenant has made to Landlord.

     5. Tenant, in order to induce Overlandlord to enter into this Agreement, hereby affirms that:

               (a) the Lease is in full force and effect and has not been modified or amended;

               (b) to the best knowledge of Tenant, Landlord is not in default under any of the Landlord's obligations under the Lease;

               (c) Tenant has no present right or offset or defense against any rent due or to become due under the Lease;

               (d) the Lease was duly authorized and entered into and constitutes the valid and binding obligation of Tenant enforceable in accordance with its provisions; and

               (e) Tenant has not prepaid any sums payable by Tenant under the Lease in excess of one month's rent.

        6. All notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by certified or registered mail, postage prepaid, return receipt requested, or nationwide overnight commercial courier service, and addressed to the party as provided above or at such other place as such party may from time to time designate in a notice to the other parties. Any notice shall be effective three
(3) business days after the letter transmitting such notice is certified or registered and deposited in the United States Mail, or, if delivery is by nationwide commercial courier service, one (1) business day after the letter transmitting such notice is delivered to such commercial courier service. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent.

        7. This Agreement shall be binding upon and inure to the parties, their respective legal representatives and permitted successors and assigns.

        8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        9. This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement executed by the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         (Overlandlord)
_____________________________            KEREN LIMITED PARTNERSHIP

_____________________________            By __________________________________
                                           (Print name)
                                              Title:


                                         (Tenant)
_____________________________            CADUS PHARMACEUTICALS CORP.

_____________________________            By    /s/ Jeremy Levin
                                            -----------------------------
                                                (Print name) Jeremy Levin
                                                Title: President

STATE OF                     )
                             )   ss.
COUNTY OF                    )

        Personally appeared, Keren Limited Partnership, acting herein by ______________________, its _____________, signer and sealer of the foregoing and acknowledged same to be his free act and deed and the free act and deed of said partnership before me.


                                                   -----------------------------
                                                   Notary Public



STATE OF                     )
                             )   ss.
COUNTY OF                    )

        Personally appeared, Cadus Pharmaceuticals Corporation, acting herein by Jeremy M. Levin, its President & CEO, signer and sealer of the foregoing and acknowledged same to be his free act and deed and the free act and deed of said partnership before me.

          JAMES S. REILLY                                /s/ J. S. Reilly
  Notary public, State of New York                 -----------------------------
            No. 5004215                            Notary Public
    Qualified in Suffolk County
Commission Expires November 14, 1996

                                    EXHIBIT D

Asbestos Disclosure

Spine Building:

        Steam and hot water pipes are, in some locations, asbestos covered and pipes are encapsulated. The structural steel in the bridge portion of the building is sprayed with asbestos insulation and not encapsulated, with some overspraying on concrete surface. In addition, in the Spine Building many of the offices have a dropped ceiling consisting of one foot squares using styletone BHAF ceiling tiles. These ceiling tiles are solid but may have asbestos.

                                    EXHIBIT E

Miscellaneous Services


            SERVICE                                         CHARGES

Cafeteria (Breakfast and Lunch)                  Published rates based on usage.

Porter and Maintenance                           Published rates based on usage.

Conference Dining                                Published rates based on usage.

Lobby Receptionist                               Published rates based on usage.


                                     Page 24